AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

AMONG

COMSTOCK MINING, INC.

and

FLUX PHOTON CORPORATION (“FPC”)

DECEMBER 10, 2021

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AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
This AMENNDED AND RESTATED ASSET PURCHASE AGREEMENT (this “Agreement”), dated DECEMBER 10, 2021, hereby amends, restates and supersedes that certain ASSET PURCHASE AGREEMENT effective as of SEPTEMBER 7, 2021 (“Effective Date”), by and between FLUX PHOTON CORPORATION, a Delaware corporation (“Seller”), and COMSTOCK MINING INC., a Nevada corporation (“Buyer” and, together with Seller, sometimes referred to individually herein as a “Party” and, collectively, as the “Parties”).
WHEREAS, Seller owns those certain Intellectual Property Assets itemized in Exhibit A hereto free and clear of all Liens and encumbrances (“Seller Assets”).
WHEREAS, Buyer desires to purchase, and Seller desires to sell, upon and subject to the terms and conditions herein, the Seller Assets on and subject to the terms and provisions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Certain Definitions
Except as otherwise expressly provided herein or unless the context otherwise requires, initially capitalized terms used in this Agreement have the meanings set forth in Schedule 1.0.
2.Purchase and Sale
2.1Seller Assets. On and subject to the terms and conditions of this Agreement and applicable Transaction Documents (as such term is hereafter defined), at the Closing, Seller shall sell, assign, transfer and deliver 100% of its right, title and interest in, to and under the Seller Assets to Buyer in exchange for the Purchase Price in accordance with the terms set forth in Schedule 2.0, free and clear of all Liens other than Permitted Encumbrances. As used herein, the term “Asset Purchase” shall mean and refer to the purchase of the Seller Assets by Buyer. All liabilities of Seller shall remain the sole and exclusive responsibility of Seller, and be discharged exclusively by Seller (“Seller Liabilities”).
2.2The Closing. Upon the terms and subject to the conditions hereinbefore and hereinafter set forth, the consummation of this Agreement and the Asset Purchase contemplated herein (the "Closing") shall take place on the Effective Date (the “Closing Date”), or, if all of the conditions to the Closing are not satisfied on that date, on the first date thereafter on which all of such conditions are satisfied. The Closing may take place by delivery and exchange of documents by facsimile or electronic mail with originals to follow by overnight courier. The Buyer and Seller will take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the Asset Purchase in accordance with this Agreement on the Closing Date.
2.3Deliveries and Actions of Seller at the Effective Date. At or prior to the Effective Date, Seller shall deliver (or cause to be delivered) to Buyer documents, instruments, agreements and other materials itemized in Schedule 2.3.
2.4Deliveries and Actions of Buyer at the Effective Date. At or prior to the Effective Date, Buyer shall deliver (or cause to be delivered) to Seller documents, instruments, agreements and other materials itemized in Schedule 2.4.
3.Warranties and Representations Relating to Seller
Seller represents and warrants to Buyer that the statements contained in this Section 3 are true, correct and complete as of the Effective Date, subject to and except as set forth in the Asset Disclosure Schedule delivered by Seller to Buyer on the date hereof. Nothing in the Asset Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Asset Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Asset Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.
3.1Due Organization, Authorization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of Delaware. Seller has full corporate power and corporate authority to carry on its business, to own and use the properties owned and used by it and to perform its obligations under this Agreement.
3.2Authorization. Seller has the requisite power and authority to enter into, execute, deliver and perform this Agreement, and/or to consummate all transactions contemplated thereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate or partnership proceedings on the part of Seller is necessary to authorize this Agreement or to consummate the transactions so contemplated. This
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Agreement is the valid and legally binding obligation of Seller, enforceable against each of them in accordance with the terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
3.3No Violation or Approval. Subject to and except as set forth in the Asset Disclosure Schedule, neither the execution and delivery of this Agreement by Seller, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) Breach or otherwise conflict with any provision of the Organizational Documents of Seller, or contravene any resolution adopted by the officers, managers, or members of either Seller; (ii) Breach or otherwise conflict with any Legal Requirement or Order to which Seller may be subject or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller may be subject; (iii) Breach or otherwise conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held or being applied for by or on behalf of Seller, or that otherwise relates to Seller; (iv) cause Buyer (or any Related Person thereof) to become subject to, or to become liable for the payment of, any Tax; (v) Breach or otherwise conflict with any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement to which Seller is a party or by which Seller is bound; or (vi), result in the imposition or creation of any Lien on Seller.
3.4Title to Seller Assets. Subject to and except as set forth in the Asset Disclosure Schedule, Seller has good and valid title to the Seller Assets, in each case free and clear of all claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, of any kind or character (collectively, “Liens”). Seller shall transfer the Seller Assets to Buyer free and clear of all Liens except for Permitted Encumbrances.
3.5Operations in Conformity with Law, Etc. Except as set forth in the Asset Disclosure Schedule, to Seller’s Knowledge: (i) Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of Seller’s Business; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (b) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature; and (iii), the Seller has not received any written notice or other communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (b) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature.
3.6Labor Relations. Seller has complied in all respects at all times with all Legal Requirements, including all Occupational Safety and Health Laws, relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, payment of social security and similar Taxes, collective bargaining and other requirements under applicable Legal Requirements. To Seller’s Knowledge, Seller is not liable for the payment of any Taxes, including any social security and similar Taxes, fines, penalties, interest, back wages, front pay, liquidated or compensatory damages, exemplary damages or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Seller has not been, and are not now, a party to any collective bargaining agreement or other labor Contract. There has not been, there is not presently pending or existing, and to Seller’s Knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller. No event has occurred or circumstance exists that could provide the Basis for any work stoppage or other labor dispute. There has not been, there is not presently pending or existing, and, to the Knowledge of Seller, there is not overtly threatened any Proceeding, charge, grievance proceeding or other claim against or affecting Seller (or any director, officer, manager, member or employee thereof) relating to the actual or alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or their business. There is no organizational activity or other labor dispute against or affecting Seller and no application or petition for an election of or for certification of a collective bargaining agent is pending. No grievance or arbitration Proceeding exists that might have a Material Adverse Effect upon Seller or the conduct of its business. Seller has not been served notice of, and Seller does not otherwise have Knowledge of, any grievance or arbitration Proceeding by any employee of Seller that might have an adverse effect upon Seller, the Seller Assets, or the conduct of Seller’s Business. There has been no charge of discrimination filed against or, to Seller’s Knowledge, threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body. There is no lockout by Seller of any employees of Seller, and no such action is contemplated by Seller.
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3.7Permits. The Asset Disclosure Schedule contains a complete and accurate list of all permits, licenses, Consents, Governmental Authorizations and Approvals (collectively, the “Permits”): (i) owned by Seller that are necessary or required to own, construct, operate and develop the businesses of Seller, the Seller Assets, and the Properties; and (ii), for which Seller has made application with respect to the ownership, operation, construction, and development of its business and the Properties where such application is still pending as of the date hereof and at Closing. Seller has not received any notice (written or oral) from any Governmental Body of rejection of any such application or any notice (written or oral) that any such application is being considered for rejection. Each Permit is valid and in full force and effect, as applicable. The Permits listed or required to be listed in the Asset Disclosure Schedule collectively constitute all of the Permits necessary or required to permit Buyer to lawfully conduct and operate the Seller Assets in accordance with all Legal Requirements. Seller is, and at all times has been, in full compliance with all of the terms and requirements of each Permit listed or required to be listed in the Asset Disclosure Schedule. Seller has delivered, or has caused to be delivered, to Buyer (or its Representatives) copies of all Permits and Approvals and applications therefor referred to above, and all other correspondence between Seller (or their respective Representatives) and the applicable Governmental Bodies in connection with such Permits and applications therefor. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit or Approval. Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit, or any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit. All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in the Asset Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Bodies.
3.8Environmental Matters. Seller has not owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney’s fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Solid Waste Disposal Act, as amended (“SWDA”) or any other Environmental Laws. The Properties do not now contain nor have the Properties contained any underground storage tanks or Hazardous Material. Neither this Agreement nor the consummation of the Contemplated Transactions will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws. Seller has not assumed, or has otherwise become subject to, any Liability, including without limitation any obligation for corrective or Remedial Action, of any other Person relating to Environmental Laws. Seller has complied in all respects, and is presently in compliance in all respects, with all applicable Environmental Laws pertaining to the ownership and operation of the Seller Assets, the Properties and Seller’s Business. Seller has not received any written communication alleging that they are not in compliance with any Environmental Law. Seller has not taken any action that could reasonably result in any Liability (other than minor Liabilities of nominal or no financial or other consequence) relating to the environmental conditions on, under, or about the Properties or any real property that is presently owned, leased or otherwise used by Seller, or upon which Seller locates any Tangible Personal Property. There are no pending or, to Seller’s Knowledge, threatened Proceedings of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting Seller, the Seller Assets, the Properties, or Seller’s Business. No Property contains wetlands, vegetation, animal species or significant historic/archaeological sites which are subject to special regulations or limitations under any Legal Requirement. No unacceptable material has deposited or buried on or under the Properties in violation of any Permit, Governmental Authorization or Legal Requirement; no toxic wastes or Hazardous Materials have been disposed of or released on or from the Properties, and there are no cemeteries, grave sites or other burial sites located on the Properties.
3.9Contractual Obligations. The only Contracts to which Seller is a party are described in the Asset Disclosure Schedule, and correct and complete copies of all such Contracts have been provided to Buyer. Except as set forth in applicable Contracts, Seller does not have and may not acquire any rights under any Contract. Subject to and except as set forth in the Asset Disclosure Schedule: (i) the Contracts are legal, valid, binding, enforceable, and in full force and effect (except as enforcement thereof may be limited by applicable Insolvency Laws), and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Contemplated Transactions; (ii) none of the Contracts will upon completion or performance thereof have, Seller’s Knowledge, a Material Adverse Effect on the Seller Assets; (iii) Seller is, and at all times has been, in compliance with all applicable terms and requirements of the Contracts; (iv) to Seller’s Knowledge , no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, the Contracts; (v) no party to the Contracts has, Seller’s Knowledge, threatened to terminate its business relationship
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with Seller for any reason; (vi) Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding the actual, alleged, possible or potential Breach of any Contract; and (vii), no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Lien affecting any of the Seller Assets. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under the Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation. Each Contract relating to the sale or provision of services has been entered into in the Ordinary Course of Business and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement. Seller has provided to Buyer a complete list of the recurring customers of Seller’s Business, whether or not such recurring customers are bound by a written contract or agreement with Seller.
3.10No Omissions. No other information provided by or on behalf of Seller or its Related Persons to Buyer, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.Warranties and Representations Relating to the Buyer
Buyer represents and warrants to Seller that the statements contained in this Section 4 are true, correct and complete as of the Effective Date, subject to and except as set forth in the Buyer Disclosure Schedule delivered by Seller to Buyer on the date hereof. Nothing in the Buyer Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Buyer Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.
4.1Due Organization, Authorization and Good Standing of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Nevada. Buyer has full corporate power and corporate authority to carry on its business, to own and use the properties owned and used by it and to perform its obligations under this Agreement.
4.2Authority Relative to this Agreement. Buyer has the requisite power and authority to enter into, execute, deliver and perform this Agreement, and/or to consummate all transactions contemplated thereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate or partnership proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement is the valid and legally binding obligation of Buyer, enforceable against each of them in accordance with the terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
4.3No Violation or Approval.    Neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) Breach or otherwise conflict with any provision of the Organizational Documents of Buyer, or contravene any resolution adopted by the officers, managers, or members of either Buyer; (ii) Breach or otherwise conflict with any Legal Requirement or Order to which Buyer may be subject or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Buyer may be subject; (iii) Breach or otherwise conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held or being applied for by or on behalf of Buyer, or that otherwise relates to Buyer; (iv) cause Seller (or any Related Person thereof) to become subject to, or to become liable for the payment of, any Tax; (v) Breach or otherwise conflict with any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement to which Buyer is a party or by which Buyer is bound; or (vi), result in the imposition or creation of any Lien on Buyer.
4.4No Omissions. No other information provided by or on behalf of Buyer or its Related Persons to Seller, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
5.Corporate Matters
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5.1Confidentiality. The term “Confidential Information” shall mean that information of a Party (“Disclosing Party”) which is disclosed to another Party (“Receiving Party”) pursuant to this Agreement, and shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information. The Parties agree that the term “Confidential Information” shall also be construed to include the existence and identity of specific third parties named in the Asset Disclosure Schedule that were, are, or which may become party to one or more agreements, transactions, disputes, or litigation involving Seller, and the existence and nature of any of the foregoing (collectively, “Proprietary Matters”). The Parties hereby agree and acknowledge that any disclosure of Confidential Information involving Proprietary Matters could materially adversely affect the relationship or rights of the Parties in connection with such matters, and that, notwithstanding anything stated herein to the contrary, no disclosure of Confidential Information involving Proprietary Matters shall be made by any Party without the express written consent of the other Parties hereto unless as may be required by law, and, even then, on a need-to-disclose basis after exhausting all available confidential treatment and such other options to prevent general public disclosure. Each Party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other Party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party’s Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person’s employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which: is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving; is, or, through no act or failure to act of the Receiving Party, becomes publicly known; is received by the Receiving Party from a third party without restriction on disclosure; is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving; is approved for release by written authorization of the Disclosing Party; is required to be disclosed by a government agency to further the objectives of this Agreement, by a proper order of a court of competent jurisdiction, or is required to be disclosed by law or pursuant to the requirements of a recognized stock exchange; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure. For avoidance of doubt, no public disclosure shall be made by any Party hereto at any time in the absence of the prior written consent of each of the other Parties hereto, including pursuant to any applicable requirement to file a current report on Form 8K, or other regulatory disclosure in connection with the execution hereof.
5.2Indemnification.
5.2.1Indemnification by Buyer. Buyer hereby covenants and agrees that, to the fullest extent permitted by Legal Requirement, it will defend, indemnify and hold harmless Seller and its Related Persons and Representatives, and their respective officers, directors, members, managers, employees, agents, and Representatives, and all successors and assigns of the foregoing (collectively, the “Seller Indemnified Persons”), for, from and against any Adverse Consequences, arising from or in connection with: (i) any Breach of any representation, warranty, covenant, obligation or agreement made by Buyer in the Transaction Documents, the Schedules and Exhibits hereto, the certificates delivered hereunder, any transfer instrument, or any other certificate, document, writing or instrument delivered by Buyer pursuant to or otherwise in connection with the Transaction Documents; (ii) any Liability of Buyer or its Related Persons; and (iii) any claim against a Seller Indemnified Person on account of the operation of Seller’s Business on or subsequent to the Closing Date.
5.2.2Indemnification by Seller. Seller hereby covenant and agree that, to the fullest extent permitted by Legal Requirement, it will defend, indemnify and hold harmless Buyer and its Related Persons and Representatives, and their respective officers, directors, members, managers, employees, agents, and Representatives, and all successors and assigns of the foregoing (collectively, the “Buyer Indemnified Persons”), for, from and against any Adverse Consequences, arising from or in connection with: (i) any Breach of any representation, warranty, covenant, obligation or agreement made by Seller in the Transaction Documents, the Schedules and Exhibits hereto, the certificates delivered hereunder, any transfer instrument, or any other certificate, document, writing or instrument delivered by Seller pursuant to or otherwise in connection with the Transaction Documents; (ii) any Liability of Seller or its Related Persons; and (iii), any claim against a Buyer Indemnified Person on account of the operation of Seller’s Business prior to the Effective Date.
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5.3Survival. Subject to the provisions of this Section 5, all representations, warranties, covenants and obligations of the Parties contained in this Agreement and in the agreements, instruments and other documents delivered pursuant to this Agreement will survive for thirty (30) days after the Closing and the consummation of the Contemplated Transaction; provided Sections 3.1-3.4, 4.1-4.3 shall survive indefinitely.
5.4Access to Information; Confidentiality. Upon reasonable notice, Seller shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, reasonable access, during the period prior to the Closing Date, to all properties, books, contracts, commitments and records; and, during such period, Seller shall furnish promptly to Buyer, as the case may be, all information concerning Seller’s Business, properties and personnel as such parties may reasonably request, and Seller shall make available to Buyer and its representatives the appropriate individuals, including attorneys, accountants and other professionals for discussion of its business, properties and personnel as such parties may reasonably request. From time to time, on and prior to the Closing Date, Buyer, Seller shall promptly notify the other parties upon becoming aware of any fact, occurrence or event that would cause any of their respective representations and warranties contained to be inaccurate or incomplete in any material respect.
5.5Supplemental Schedules. Buyer and Seller may (but will not be required to) from time to time prior to the Closing Date, by notice in accordance with the Agreement, supplement or amend their respective disclosure schedules hereto, including without limitation one or more supplements or amendments to correct any matter which would otherwise constitute a breach of any representation, warranty or covenant herein contained.
5.6Allocation of Purchase Price. Within one hundred twenty (120) days after the Closing (unless required sooner to meet the reasonable IRS filing requirements of one of the parties) the parties agree to complete duplicate IRS Form 8594 ("Acquisition Statement") as required by the Internal Revenue Code. The parties further agree to make no change or alteration of the Form 8594 and to file no Supplement Statement Form 8594 without at least fifteen (15) days prior written notice to the other party of the nature and extent of the changes, which notice shall include the revised or Supplemental Statement Form 8594.
6.Conditions to Closing
6.1Conditions to the Obligations of Buyer. The obligations of Buyer, to consummate the Closing are subject to the satisfaction, or written waiver by Buyer (“Seller Exception Notice”), of the following conditions:
6.1.1Representations and Warranties. The representations and warranties of Seller contained herein, and in any certificate or other writing delivered by Seller pursuant hereto, shall be true and correct in all material respects at and as of the Effective Date as if made at and as of such time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made at and as of the Closing Date.
6.1.2Agreements and Covenants; Seller Closing Deliverables. The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date. Seller shall have delivered or caused to be delivered to Buyer all of the items specified in Schedule 2.3. All material written consents, assignments, waivers or authorizations that are required as a result of the transactions contemplated by this Agreement shall have been obtained.
6.1.3Material Adverse Effect. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any person before any court, arbitrator or governmental authority nor shall any such proceeding be pending. There shall have not occurred any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect with respect to Seller.
6.1.4Consummation of Contemplated Transactions. All Contemplated Transactions involving Buyer, Seller, and their respective Related Persons shall have been consummated as of the Effective Date, as such term is defined in applicable Transaction Documents.
6.2Conditions to the Obligations of Seller. The obligations of Seller, to consummate the Closing are subject to the satisfaction, or written waiver by Seller (“Buyer Exception Notice”), of the following conditions:
6.2.1Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, and in any certificate or other writing delivered by Buyer pursuant hereto, shall be true and correct in all material respects at and as of the Effective Date as if made at and as of such time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made on and as of the Effective Date.
6.2.2Agreements and Covenants; Buyer Closing Deliverables. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or
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complied with by them at or prior to the Effective Date. Buyer shall have delivered or caused to be delivered to Seller all of the items specified in Schedule 2.4. All material written consents, assignments, waivers or authorizations that are required as a result of the transactions contemplated by this Agreement shall have been obtained.
6.2.3Material Adverse Effect. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any person before any court, arbitrator or governmental authority nor shall any such proceeding be pending. There shall have not occurred any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect with respect to Buyer.
6.2.4Consummation of Contemplated Transactions. All Contemplated Transactions involving Buyer, Seller, and their respective Related Persons shall have been consummated as of the Effective Date, as such term is defined in applicable Transaction Documents.
7.Termination
7.1Termination. This Agreement may be terminated at any time prior to the Effective Date by mutual written consent of the Buyer and the Seller. In the event of a termination of this Agreement pursuant to this Section, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, stockholders or members except that nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Asset Purchase is consummated.
7.2Events of Default. For purposes of this Agreement, an “Event of Default” shall be additionally construed to mean the occurrence of one or more of the following events of Breach by any Party after the date hereof that remains uncured THIRTY (30) days following written notice of default (each, a “Default Notice”) to the breaching Party(ies) (“Breaching Party” or “Breaching Parties”) from any one or more non-breaching Party(ies) (“Non-Breaching Party” or “Non-Breaching Parties”):
7.2.1Payment Default. If any Breaching Party shall, for any reason, fail to comply with any payment obligations as and when due;
7.2.2Representations. If any representation or warranty made by or on behalf of any Breaching Party, whether contained in this Agreement, or in any other Transaction Document with one or more of the Non-Breaching Parties, and which the Non-Breaching Party(ies) asserting Breach has (or have) proven to have been false or incorrect in any material respect when made;
7.2.3Voluntary Insolvency Proceedings. If Buyer shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or any part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the bankruptcy laws of the United States of America (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing;
7.2.4Involuntary Insolvency Proceedings. A proceeding or case shall be commenced, without the application or consent of Buyer in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of Buyer, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of Buyer, or of all or any part of any of their assets, (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, for a period of forty five (45) days; or (iv) any order for relief against Buyer or Seller, shall be entered in an involuntary case under bankruptcy laws of the United States of America, or any similar foreign law, and shall continue undismissed for a period of forty five (45) days;
7.2.5Judgments and Tax Liens. If one or more judgments, attachments, or tax liens exceeding $100,000 in the aggregate are entered against Buyer, or against Buyer’s property, and remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment, attachment, or tax lien against Buyer;
7.2.6Divestiture of Assets. If any order, judgment, or decree shall be entered in any proceeding requiring Buyer to divest itself of any material part of its assets, and if, within forty-five (45) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal, or if, within ten (10) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or,
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7.2.7Cross Default. The occurrence of any default or Event of Default by Buyer and/or Seller under any Transaction Document.
8.General
8.1Modifications. Any Transaction Documents involving Seller may be modified only in writing that specifically refers to the proposed modification and applicable Transaction Document(s), and which is signed by an authorized representative of each Party.
8.2Governing Law; Consent to Jurisdiction. Notwithstanding anything stated to the contrary herein, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to the principles of conflict of laws. Any dispute arising under, relating to or in connection with this Agreement or related to any matter which is the subject of or incidental to this Agreement or Transaction Documents, after application of this section, shall be subject to the exclusive jurisdiction and venue of the state and federal courts in Washoe County, Nevada. The parties submit to the exclusive jurisdiction of these courts for the purpose of any such action or proceeding, and this submission cannot be revoked. The parties understand that they are surrendering the right to bring litigation against one another outside the State of Nevada.
8.3Assignment. This Agreement shall not be assigned by operation of law or otherwise in the absence of the prior written consent of each the Parties hereto.
8.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight delivery service, or mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt), or by email to the Parties at such address for a party as shall be specified by like notice. Notice shall be deemed effective upon the earlier of (a) actual receipt, (b) one business day following transmission by facsimile or commercial overnight delivery services, or (c) three business days following electronic, registered or certified mail.
8.5Severability. In the event that any provision of this Agreement is held to be unenforceable by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties so closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
8.6Entire Agreement. This Agreement, the Transaction Documents, and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Asset Disclosure Schedule, the Buyer Disclosure Schedule, and the other Schedules constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder.
8.7Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the Parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.
8.8Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reasons of this Agreement.
8.9Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right to be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the Parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein
8.10Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
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8.11Waiver of Jury Trial. AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY, VOLUNTARILY, AND KNOWINGLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.
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IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Asset Purchase Agreement.

COMSTOCK MINING INC.

By: ___________________________
Name: Corrado DeGasperis
Title: Executive Chairman & Chief Executive Officer

FLUX PHOTON CORPORATION

By: ___________________________
Name: Kevin Kreisler
Title: Chief Executive Officer

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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INDEX OF SCHEDULES AND EXHIBITS
Schedules
Schedule 1.0    Certain Definitions
Schedule 2.1    The Asset Purchase
Schedule 2.3    Seller Closing Deliveries
Schedule 2.4    Buyer Closing Deliveries
Schedule 3.1    Seller Disclosure Schedule
Exhibits
Exhibit A    Assignment Agreements
Exhibit B    Bill of Sale
Exhibit C    Disbursement Instructions

SCHEDULE 1.0
Certain Definitions
Action shall mean any claim, action, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation by or before any governmental authority.
Adverse Consequences shall mean all actions, suits, Proceedings, hearings, investigations, charges, complaints, claims, demands, diminutions in value, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement or claims, obligations, Taxes, Liens, losses, interest, expenses (including costs of investigation and defense), any other Liability and fees, including court costs and reasonable attorneys’ fees and expenses, whether or not involving a Third-Party Claim.
Affiliate shall mean, any Person directly or indirectly controlling, controlled by or under common control with the specified Party or Person. For purposes of this definition, the term control including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.
Affiliated Group means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.
Agreement has the meaning set forth in the preface.
Approval means those certain Governmental Authorizations, if any, to be obtained by Seller on or before the Closing in the name of the applicable Company from any Governmental Body having jurisdiction over the Properties, or the Businesses, in order for the Permits to be issued to Buyer.
Asset Disclosure Schedule shall mean the disclosure schedule set forth in Schedule 3.0.
Basis shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
Breach shall mean any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, obligation or agreement, in or of this Agreement or any other Contract, agreement or instrument (whether or not related to this Agreement), or in or of any corporate, Company or partnership organizational document or agreement, any Governmental Authorization, Order or Legal Requirement, or any other breach of any written instrument, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure
Business Day means any day other than a Saturday or Sunday or any other day on which banks in Wisconsin are permitted or required by Legal Requirement to be closed.
Business shall mean the operating and other activities currently conducted in the ordinary course of the Seller’s business.
Buyer has the meaning set forth in the preface.
Bylaws shall mean, each the bylaws or operating agreement of the applicable entity.
Code means the Internal Revenue Code of 1986, as amended.
Confidential Information has the meaning set forth in Section 5.1.
Consent shall mean any written and signed approval, consent, ratification, waiver or other authorization.
Contemplated Transactions shall mean all of the transactions contemplated by this Agreement and Transaction Documents.
Contract means any agreement, contract, license, lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.
Developments means all improvements, developments, inventions, concepts, techniques, processes, discoveries, ideas and other intellectual properties deriving from or in any way related to the Intellectual Property Assets (including but not limited to any enhancement, improvements and progeny to Patent Rights or Know-How) conceived or reduced to practice by Seller (including its employees and agents), either solely or jointly with one or more third parties at any time before execution of this Agreement (including Buyer, or its employees or agents).
Effective Date has the meaning set forth in the preface.
GAAP or Generally Accepted Accounting Principles means generally accepted accounting principles as in effect in the United States of America, as determined by the Financial Accounting Standards Board from time to time, applied on a consistent basis as of the date of any application thereof.

Governmental Authorization means any zoning approvals, permits (including the Permits), franchise rights, rights-of-way, Consent, license, permission, registration, permit or other right or approval issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement and all pending applications therefor or renewals thereof.
Governmental Body means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction; (ii) federal, state, county, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; (v) Indian tribal authority; (vi) multinational organization or body, or (vii) official of any of the foregoing.
Improvements means all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls, and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm, and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring, and cable installations, all of which are included in the Properties.
Indebtedness or Debt means: (a) any indebtedness (including all accrued interest) for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) any indebtedness for the deferred purchase price of property or services with respect to Seller is liable, contingently or otherwise, as obligor or otherwise; (d) any commitment by which Seller assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (e) any indebtedness guaranteed in any manner by Seller (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse); (f) any obligations under capitalized leases with respect to which Seller is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations Seller assure a creditor against loss; (g) any TRAC or synthetic leases; (h) unsatisfied obligation for withdrawal liability to a Multiemployer Plan as such terms are defined under ERISA; (i) the deficit or negative balance, if any, in Seller’s checking account(s); and (j), any credit card debt.
Insolvency Laws means any bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirement affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).
Insolvent means being unable to pay debts as they mature, or as obligations become due and payable.
Intangible Personal Property means all intangible property used or held for use by Seller, of whatever type or description, including (a) the business as a going concern; (b) goodwill of Seller; (c) all files, records and correspondence; (d) telephone numbers, telecopy numbers; (e) all rights in Internet web sites and Internet domain names presently used by Seller, and links; (f) all registered and unregistered copyrights in both published works and unpublished works; (g) all names or trade names of or used by Seller, assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications; (h) all intellectual properties, know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, formulas, process technology, plans, drawings and blue prints; and (i), all right, title and interest in and to all Company Documents, Company Contracts, and all Permits, Governmental Authorizations, Approvals, Consents, licenses and other permits and approvals of Seller.
Intellectual Property Assets shall mean all Patent Rights, Know-How, Developments, Confidential Information, and other proprietary information or rights, including, without limitation, any and all additional patent applications throughout the world, patents (including but not limited to any continuation, continued prosecution, continuation-in-part, division, reissue, extension, reexamination or substitution), trademarks, service marks, copyrights, including applications for the foregoing throughout the world, information, data, know-how, confidential information, rights, improvements, enhancements, progeny, developments, inventions (whether conceived or reduced to practice, and whether or not patentable), concepts, techniques, processes, discoveries, ideas and other intellectual properties that comprise, derive from, or in any way relate to now- and hereinafter-existing Intellectual Property Assets, regardless of whether or not any of the foregoing was developed by or with one or more third parties.
IRS means the United States Internal Revenue Services and, to the extent relevant, the United States Department of the Treasury.
Know-How shall mean any and all specifications, plans, drawings, recipes, technical information, process engineering information, sketches, designs, concepts, process sheets, supplier and sourcing information, manufacturing data and procedures, processes, techniques, operations, trade secrets, ingredients, tolerances, formulations, computer software, and the like, and all intellectual property rights pertaining thereto, that relate to any Intellectual Property Asset hereunder, including, without limitation, Developments conceived or reduced to practice by Seller solely or jointly with one or more third parties at any time before execution of this Agreement.

Knowledge means, when used to qualify a representation, warranty or other statement of a Party to this Agreement, the knowledge that management of the Party actually has with respect to the particular fact or matter that is the subject of such representation, warranty or other statement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, member, manager, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact.
Legal Requirement means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.
Liability means with respect to any Person (including any Party), any Indebtedness, liability, penalty, damage, loss, cost or expense, obligation, claim, deficiency, or guaranty of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including any liability for Taxes.
Lien means with respect to any Person, any mortgage, right of way, easement, encroachment, any restriction on use, servitude, pledge, lien, charge, hypothecation, security interest, encumbrance, adverse right, interest or claim, community or other marital property interest, condition, equitable interest, encumbrance, license, covenant, title defect, option, or right of first refusal or offer or similar restriction, voting right, transfer, receipt of income or exercise of any other attribute of ownership, except for any liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established and accrued on the financial statements of such Person in accordance with GAAP.
Material Adverse Effect or Material Adverse Change means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the applicable Party, taken as a whole, including the ability for such Party to own, construct, operate and develop its business, the transfer or issuance, if applicable, of any Permit, Consent, Governmental Authorization, license or other permit or approval contemplated by this Agreement or reasonably necessary to the continued operation of the applicable Party’s business, or on the ability of either Party to timely consummate the Contemplated Transactions, except for any adverse change or event arising from or relating to (a) general economic conditions or conditions which generally affect the business of the applicable Party and the industry in which it competes, and (b) public or industry knowledge of the Contemplated Transactions.
Machinery and Equipment shall mean the machinery, equipment, components, and parts itemized in the Asset Disclosure Schedule, on an as is, where is basis.
Order means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.
Ordinary Course of Business means an action taken by a Person will be deemed to have been taken in the ordinary course of business only if that action (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors, owners, shareholders, interest holders, members or managers of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii), is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person).
Organizational Documents means: (i) with respect to a corporation, the certificate or articles of incorporation and bylaws; (ii) with respect to any other Person any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (iii) any operating agreement, partnership agreement, shareholder agreement or similar agreement; and (iv), any amendment to any of the foregoing.
Party and Parties shall mean and refer to one or more of the undersigned, as applicable.
Patent Rights shall mean the patents and patent applications, including, without limitation, as itemized in the Asset Disclosure Schedule, and any patents (including but not limited to any continuation, continued prosecution, continuation-in-part, division, reissue, extension, reexamination or substitution) that issue from any of the foregoing or otherwise claim priority thereto, and all foreign counterparts that issue therefrom or otherwise claim priority thereto, or to which Seller has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission.
Permitted Designee shall mean, as applicable, the designee or assignee of a Party hereto.
Permitted Encumbrances has the meaning set forth in the Asset Disclosure Schedule.

Person means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock holding company, a trust, a joint venture, an unincorporated organization, any other business entity, joint venture or other entity Governmental Body (or any department, agency, or political subdivision thereof).
Property means the land, together with all buildings, structures, improvements, and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems, and landscaping, together any after-acquired title of reversion, in and to the beds of the ways, roads, streets, avenues and alleys adjoining the land; all tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to land, including homestead or any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions, remainder and remainders thereof; and, all alley rights, drainage rights and all other rights appertaining to the use or enjoyment of the land or the improvements (including air, oil, gas, mineral, and water rights together with all Permits).
Proceeding means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body, court, or arbitrator.
Property or Properties has the meaning set forth in the background facts described in the Asset Disclosure Schedule, including, without limitation, the Tangible Personal Property, Intellectual Property Assets, Intellectual Property, and Intangible Personal Property (including air, oil, gas, mineral, and water rights together with all Permits).
Purchase Price has that meaning set forth in Schedule 2.0 hereto.
Related Person means: (i) with respect to a particular individual: (a) each other member of such individual’s Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (d), any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and, (ii) with respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e), any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (a) control (including controlling, controlled by, and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the Family of an individual includes (i) the individual; (ii) the individual’s spouse; (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree; and (iv), any other natural person who resides with such individual; and (c), Material Interest means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Asset Purchase Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.
Representative means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.
Seller has the meaning set forth in the preface.
Seller Assets has the meaning set forth in Schedule 3.0 hereto.
Tangible Personal Property means the tangible personal property itemized in the Asset Disclosure Schedule, and all other tangible personal property used or useful in the Seller’s Business, including all machinery, equipment, scales, compactors, containers, bailers, tools, spare parts, furniture, office equipment, computer hardware, supplies, materials, vehicles, trade fixtures and other items of tangible personal property of every kind owned or leased by Seller (wherever located and whether or not carried on the books of Seller), together with any express or implied warranty by the manufacturers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.
Tax or Taxes means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any

Governmental Body or payable under any tax-sharing agreement or any other Contract, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
Tax Return means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
Third Party Claim means any claim, issuance of any Order or the commencement of any Proceeding by any Person who is not a Party to this Agreement, including a Related Person of a Party, any domestic or foreign court, or Governmental Body.
Threat of Release means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
Transaction Documents shall mean this Agreement, and any and all documents, instruments and certificates executed, delivered and/or issued before, at and after Closing in connection herewith and therewith and all further actions and transactions included in the Contemplated Transactions, including all schedules and exhibits hereto and thereto, each of which are hereby incorporated by reference herein.

SCHEDULE 2.0
The Asset Purchase
On and subject to the terms and conditions of this Agreement and the Transaction Documents, at the Closing and at all relevant times thereafter, Buyer shall pay the Purchase Price to Seller and/or Seller’s Permitted Designee(s) in exchange for the sale, assignment, transfer, and delivery of the Seller Assets to Buyer and/or Buyer’s Permitted Designee(s) in accordance with the terms of this Schedule 2.0. As used herein, the term “Asset Purchase” shall mean and refer to the purchase of the Seller Assets in exchange for payment of the Purchase Price.
2.1Assignment. On and subject to the terms and conditions of this Agreement and the Transaction Documents, in consideration of Buyer’s agreement to the terms of this Agreement and the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective immediately prior to the Closing hereunder, Seller shall execute and deliver the form of assignment attached hereto in Exhibit 2.1 to give effect to the assignment by Seller of the Seller Assets to Buyer free and clear of all Liens, licenses, and other encumbrances of any kind (“Assignment”) in exchange for payment of the Purchase Price.
2.2Purchase Price. On and subject to the terms and conditions of this Agreement and the Transaction Documents, and at all relevant times thereunder, in exchange for the foregoing assignment by Seller to Buyer of the Seller Assets, Buyer shall pay $18,000,000 (“Purchase Price”), in immediately available U.S. cash funds to Seller and/or Seller’s Permitted Designee(s), with a down payment of $350,000 due and payable on December 14, 2021 and the remaining $17,650,000 of the Purchase Price payable at a rate equal to 20% of Buyer’s monthly consolidated sales, less total variable costs, less operating expenses, maintenance, tax payments, and debt service payments, in each case produced and incurred in the Ordinary Course of Business by Buyer and its now and hereafter-existing subsidiaries (“Net Cash Flow”).